SPECIAL CUSTODY ACCOUNT AGREEMENT


                  AGREEMENT ("Agreement"), dated as of December 11, 2002, by and among CUSTODIAL TRUST COMPANY, in its capacity as Custodian hereunder ("Custodian"), HILLVIEW INVESTMENT TRUST II, solely on behalf of HILLVIEW/REMS LEVERAGED REIT FUND ("Customer"), and BEAR, STEARNS SECURITIES CORP. ("Broker").

                  WHEREAS, Broker is a securities broker-dealer and is a member of several national securities exchanges; and

                  WHEREAS, Customer desires from time to time to execute various securities transactions, including short sales (which are permitted by the investment policies of Customer), and in connection therewith has executed the Customer Agreement (as defined herein) which provides for margin transactions; and

                  WHEREAS, to facilitate Customer's transactions in short sales of securities, Customer and Broker desire to establish procedures for the compliance by Customer and Broker, as applicable, with the provisions of Regulation T of the Board of Governors of the Federal Reserve System, the margin rules of various exchanges and other applicable margin requirements ("Margin Rules") and other laws, rules and regulations ("Other Regulations"); and

                  WHEREAS, to assist Broker and Customer in complying with the Margin Rules and Other Regulations, Custodian is prepared to act as Custodian to hold Collateral as defined below.

                  NOW, THEREFORE, Customer, Custodian and Broker hereby agree as follows:

                  1.       DEFINITIONS

                  As used herein, the following terms have the following meanings:

                  (a) "Adequate Margin" means, as Advised by Broker to Customer, Collateral having such value as is adequate, in Broker's reasonable judgment under the Margin Rules and the internal policies of Broker, to secure the Secured Obligations.

                  (b) "Advice from Broker" or "Advice" means a written notice sent to Customer or Custodian or transmitted by a facsimile sending device, except that Advice for initial or additional Collateral or with respect to Broker's ability to effect a short sale for Customer may be given orally. With respect to any short sale or Closing Transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and Custodian. Anything herein to the contrary notwithstanding, any Advice from Broker communicated to Custodian, as aforesaid, and directing transfer or redemption of any Financial Asset comprising the Collateral shall constitute an Entitlement Order of Broker. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice signed by Broker and sent or transmitted to Custodian and Customer. An authorized agent of Broker will certify to Customer and Custodian the names and signatures of those employees who are authorized to sign Advice from Broker, which certification may be amended from time to time. When used herein, the term "Advise" means the act of sending an Advice from Broker.

                  (c) "Closing Transaction" is a transaction in which Customer purchases securities which have been sold short.

                  (d) "Collateral" shall mean each of (i) the Special Custody Accounts; and (ii) the assets, properties, rights and items (whether now owned or existing or hereafter acquired or coming into existence) that are on the date of this Agreement or may at any time and from time to time hereafter be deposited by or on behalf of Customer to, held, contained, evidenced, represented or reflected in or by, or related to or arising from, any Special Custody Account (including, in each case, without limitation, (A) any and all Certificated Securities, Uncertificated Securities, Federal Book Entry Securities, other Securities, Financial Assets, Security Entitlements, other Investment Property, Instruments, Accounts, General Intangibles, Chattel Paper, Documents, bank accounts, Securities Accounts and other collateral accounts, Money, Proceeds of any Collateral and other property, (B) any and all assets, properties, rights and items of the types described in clause (A) above issued or distributed to Customer with respect to any Collateral as dividends, interest payments and other distributions or as a result of any amendment of the certificate of incorporation or other charter documents, merger, consolidation, redesignation, reclassification, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer of any Collateral, (C) any rights incidental to the ownership of any Collateral, including voting, conversion and registration rights and rights of recovery for violations of applicable securities laws and (D) to the extent not otherwise covered above, the proceeds of the exercise, redemption, sale or exchange of any Collateral).

                  (e) "Customer Agreement" means the Institutional Account Agreement, as it may be amended, supplemented or otherwise modified from time to time, between Customer and Broker.

                  (f) "Default" has the meaning assigned to that term in Section 6.

                  (g) "DTC" means The Depository Trust Company or any successor thereto.

                  (h) "DTC Participant" means any Person that is eligible to maintain, and maintains, one or more accounts with the DTC.

                  (i) "Eligible Assets" means, collectively, cash and such other assets, properties, rights and items as Broker shall from time to time Advise Customer are acceptable to Broker.

                  (j) "Fed" means any Federal Reserve Bank.

                  (k) "Fed Member" means any Person that is eligible to maintain, and maintains, one or more book-entry accounts in the name of such Person with the Fed.

                  (l) "Federal Book Entry Regulations" means the provisions for the creation and perfection of security interests in Federal Book Entry Securities contained in (or contained in regulations substantially identical to) Subpart O, 31 C.F.R. [ss. 306.115 through ss. 306.122] [Part 357].

                  (m) "Federal Book Entry Securities" means Securities and other Collateral maintained in the form of entries on the records of the Fed.

                  (n) "Insolvency" means that: (i) either Customer or Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (ii)(A) any proceeding shall be instituted by or against Customer or Custodian seeking (under any law relating to bankruptcy, insolvency or reorganization, relief of debtors or similar law, whether now or hereafter from time to time in effect in the United States, any State or political subdivision thereof or any other jurisdiction) (1) to adjudicate it bankrupt or insolvent or (2) the liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts or (3) the entry of an order for relief against, or the appointment of a trustee, receiver, custodian, liquidator or similar official for, it or any substantial part of its property and (B) in the case of any such proceeding instituted against it (but not instituted by it) that is being contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a trustee, receiver, custodian, liquidator or similar official for, it or any substantial part of its property) shall occur; or (iii) either Customer or Custodian shall take any corporate, partnership or other action to authorize, or shall approve, consent to or acquiesce in, any of the actions set forth above in this definition.

                  (o) "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and sent to Custodian or Broker or transmitted by a facsimile sending device. An officer of Customer will certify to Custodian and Broker the names and signatures of those persons authorized to sign the Instructions, which certification may be amended or transmitting from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.

                  (p) "NYUCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  (q) "Person" means an individual, partnership, corporation, firm, business trust, joint stock company, trust, unincorporated association, joint venture, association, company, division of a corporation, governmental authority or other entity of whatever nature.

                  (r) "Receipt of Payment" means receipt by Custodian of (1) a certified or official bank check or wire transfer to Custodian; (2) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Custodian; or (3) a transfer of funds from any of Broker's accounts maintained at Custodian.

                  (s) "Receipt of Securities" means receipt by Custodian of (1) securities in proper form for transfer; or (2) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Custodian for the Special Custody Account.

                  (t)  "Revised  Article  8"  means  Article  8  of  the  NYUCC"
(including the corresponding, or successor, sections and provisions) as in effect from time to time.

                  (u)  "Revised   Article  9"  means  Article  9  of  the  NYUCC
(including the corresponding, or successor, sections and provisions) or in effect from time to time.

                  (v) "Right" means any lien, security interest, pledge, charge, encumbrance, claim, setoff right, ownership or property right, title or interest (including, without limitation, such as has been obtained by sale, transfer, assignment, conveyance, contribution, exchange or other disposition) or other right, title or interest of any kind (including, without limitation, such as are listed in the definition of "Collateral").

                  (w) "Secured Obligations" means any and all obligations (whether now existing or hereafter from time to time arising, in each case pursuant to the Customer Agreement or this Agreement) to Broker of Customer.

                  (x) "Security Interest" has the meaning assigned to that term in Section 2(b).

                  (y) "Special Custody Account" has the meaning assigned to that term in Section 2(a).

                  The following terms have the respective meanings assigned in the NYUCC Sections: "Account" (NYUCC ss. 9-106), "Certificated Security" (NYUCC ss. 8-102), "Chattel paper" (NYUCC ss. 9-105), "Control" (NYUCC ss. 8-106) "Deliver" or "Delivery" (NYUCC. ss. 8-301) "Documents" (NYUCC ss. 9-105), "Entitlement order" (NYUCC ss. 8-102), "Entitlement holder" (NYUCC ss. 8-102), "Financial Asset" (NYUCC ss. 8-102), "General Intangibles" (NYUCC ss. 9-106), "Investment Property" (NYUCC. ss. 9-115), "Money" (NYUCC ss. 1-201), "Proceeds" (NYUCC ss. 9-306), "Securities Account" (NYUCC ss. 8-501), "Security" (NYUCC ss. 8-102) "Securities Intermediary" (NYUCC ss. 8-102), "Securities Intermediary's Jurisdiction" (NYUCC ss. 8-110), "Security Entitlement" (NYUCC. ss. 8-102) and "Uncertificated Security" (NYUCC ss. 8-102).

                  2. SPECIAL CUSTODY ACCOUNTS.

                  (a) Opening Special Custody Accounts. Custodian shall, at the request of Customer and Broker, open one or more separate special custody accounts, each such account to be entitled "Special Custody Account for Bear, Stearns Securities Corp. as Pledgee of "Hillview/REMS Leveraged REIT Fund" (each a "Special Custody Account") and shall hold in each Special Custody Account all cash and other assets, properties, items and rights received by Custodian from time to time, pursuant to this Agreement, for deposit (as Advised by Broker or Instructed by Customer) into such Special Custody Account. Each Special Custody Account shall be a Securities Account in the name of Customer and shall be subject to the sole Control of Broker. Customer shall deposit Eligible Assets into each Special Custody Account. Customer shall insure that the value (as from time to time determined by Broker in its reasonable judgment and notified by Broker to Customer) of all Eligible Assets from time to time on deposit in the Special Custody Account(s) is at least equal to the Adequate Margin for the Secured Obligations (as from time to time determined by Broker in its reasonable judgment and notified by Broker to Customer). Upon Advice that the value (so determined) of the Eligible Assets in the Special Custody Account(s) is less than the Adequate Margin for the Secured Obligations, Customer shall promptly deposit therein additional Eligible Assets with a value (so determined) sufficient to remedy such deficiency. Customer agrees to Instruct Custodian (and Custodian agrees to comply with such Instructions) as to the cash and other assets, properties, items and rights which Custodian is to deposit and maintain in each Special Custody Account and is to identify on Custodian's books and records as subject to Broker's Security Interest. All Collateral shall be held by Custodian as agent of and Custodian for Broker and may be released only in accordance with the terms of this Agreement or as required by applicable law.

                  (b) Security Interest. To secure its obligations to Broker under this Agreement, Customer hereby grants to Broker a continuing lien on and security interest in all Collateral (the "Security Interest"), which Security Interest shall, to the fullest extent provided by law of the State of New York, be a first priority perfected security interest, including the Proceeds thereof. The Collateral shall at all times remain the property of Customer subject only to the extent of the interest and rights therein of Broker as pledgee and secured party thereof. Such Security Interest shall terminate at such time as Collateral is released from Special Custody Account as provided herein. Each of Customer, Broker and Custodian hereby agrees that all Collateral will be held for Broker by Custodian as Securities Intermediary, on behalf of Broker separate and apart from any other property of Customer which may be held by Custodian. The Collateral consisting of, or held, contained, evidenced, represented or reflected in or by, or related or arising from, any Special Custody Account shall secure all Secured Obligations.

                  (c) Custodian Representations, Etc. Custodian represents, warrants, covenants and agrees as follows:

                  (i) Custodian is and will at all times remain, and will at all times maintain the Special Custody Accounts and all other Collateral in its capacity as, (A) a "bank" (as defined in
                  Section 3(a)(6) of the Securities Exchange Act of 1934, as amended), (B) a Securities Intermediary with notice of Broker's Security Interest, and (C) as appropriate, a DTC Participant or a Fed Member. Custodian shall maintain all Collateral in its possession or, as applicable, with the DTC, the Fed or such other clearing corporation as Customer and Broker shall agree. Custodian shall insure that all Collateral maintained by Custodian with or through the DTC or any other clearing corporation (other than the Fed) is appropriately reflected in Custodian's customer accounts with the DTC or such other clearing corporation in accordance with NYUCC
                  Article 8. Custodian shall also insure that all Collateral consisting of Federal Book Entry Securities is appropriately reflected in Custodian's customer book-entry accounts with the Fed, including, without limitation, by virtue of the Fed making appropriate entries in its records with respect to such Collateral, all in accordance with the Federal Book Entry Regulations.

                  (ii) Custodian shall cause each Special Custody Account and the Collateral contained therein to be maintained separately on its books and records from all other accounts, cash, assets, properties, rights and items (including, without limitation, any other Special Custody Account and other Collateral). Custodian shall not deposit into any Special Custody Account any cash, assets, properties, rights or items other than in accordance with this Agreement.

                  (iii)  This   Agreement  is  the  legal,   valid  and  binding
                  obligations of Custodian, enforceable against Custodian in accordance with its respective terms.

                  (iv) The Collateral is not, and will not be, subject to (and Custodian hereby irrevocably waives) any Right in favor of Custodian or any Person claiming through Custodian (other than the Security Interest in favor of Broker and the Rights of Customer permitted pursuant to this Agreement). Custodian has not received any notice, and does not know, of any Right of any Person (other than the Security Interest and the Rights of Customer permitted pursuant to this Agreement). Any Rights that Customer may have in the Collateral shall be subject in all respects to the Security Interest in accordance with this Agreement.

                  (v) Each Special Custody Account is, and will (and Custodian has taken and shall continue to take all steps to insure that such Special Custody Account will) at all times remain, under the sole Control of Broker. To that end, all Certificated Securities and Uncertificated Securities carried in a Special Custody Account will, by virtue of being held under such Control, be deemed to have been Delivered to Broker.

                  (vi) Custodian will treat all Collateral (including, without limitation, all cash comprising the Collateral) as Financial Assets, and will treat Broker as entitled to exercise any and all Rights, and to benefit from any and all property interests, that comprise such Financial Assets (including, without limitation, the Rights and property interests constituting Security Entitlements with respect to such Financial Assets specified in Part 5 of Revised Article 8). Custodian shall hold all Collateral solely for the benefit of Broker, shall comply with any and all Entitlement Orders originated by Broker (without further consent by Customer, any other Entitlement Holder or any other Person), shall accept Instructions as to disposition of the Collateral and any other Entitlement Orders only from Broker and from no other Person (whether from Customer, any other Entitlement Holder or other Person (except that Custodian shall accept Instructions from the Customer with respect to the corporate actions set forth in Section 2(vii)(C) of this Agreement so long as such Instructions do not require the release of any Collateral or the proceeds thereof from a Special Custody Account)), and shall not release to Customer (except as otherwise specified in this Agreement), dispose of, or pledge, re-pledge, hypothecate or rehypothecate, or otherwise apply to the benefit of Custodian, Customer, any other Entitlement Holder or any other Person, any of the Collateral without the prior written consent of Broker.

                  (vii) As promptly as practicable, Custodian (A) shall give all notices and directions, and will take all actions, on its part required to be given or taken (including, without limitation, all notices and directions to the DTC and the Fed) to preserve and protect the validity, perfection and priority of the Security Interest, (B) shall send to Broker and Customer or Customer's designated agent with written confirmation of each transfer into and out of each Special Custody Account. Custodian shall also confirm in writing to Broker and Customer all pledges, releases or substitutions of Collateral, shall supply Broker and Customer with a monthly statement of Collateral held, and transactions in each Special Custody Account for such month and, upon request of Broker or Customer, shall notify Broker and Customer of the types and value of Collateral carried in each Special Custody Account (it being understood that Custodian shall have no responsibility for determining the value of Collateral) and
                  (C) shall be solely responsible to the Customer for notifying the Customer of capital change information and corporate actions of which Custodian receives notice affecting securities held by it in the Special Custody Account
                  including,   but  not  limited  to,   securities   called  for
                  redemption, the organization of protective committees, reorganizations, mergers, consolidations or similar proceedings and for following Customer's Instructions in relation to the foregoing.

                  (d) Excess Collateral. Upon the request of Customer, Broker shall Advise Custodian and Customer whenever the value of the Collateral in any Special Custody Account is in excess of the Adequate Margin then required for the Secured Obligations. At Customer's request and upon Broker's Advice, such excess shall be transferred from such Special Custody Account to such other account of Customer as Customer shall direct. Customer represents and warrants to Broker that it has good, sufficient and legal title to the Collateral and that Customer has rights in and the full power to transfer each item of the Collateral upon which it purports to grant a lien hereunder. In addition, the Customer represents and warrants to Broker that except for the security interest created in favor of Broker, the Collateral is free and clear of all liens (including, but not limited to, any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest)). Customer represents and warrants to Broker that with respect to Collateral delivered in physical form, such Collateral shall be at all times in good, freely deliverable and transferable form (or Custodian shall have the unrestricted power to put such securities into good, freely deliverable and transferable form) in accordance with the requirements of such exchanges and other markets as may be the primary market or markets for such Collateral

                  (e) Substitution of Collateral. Upon the request of Customer, an item or items of Collateral in a Special Custody Account may be returned to Customer upon the deposit by Customer of additional Eligible Assets into the Special Custody Account so as to maintain the value (as determined by Broker as provided in Section 2(a)) of the Eligible Assets in the Special Custody Account to that which is at least equal to Adequate Margin for the Secured Obligations (as determined by Broker as provided in Section 2(a)). Upon such a request and upon Broker's Advice, which Advice will be given as soon as is reasonably practical (as determined in the sole discretion of Broker) following the deposit of the additional Eligible Assets as aforesaid, the item or items of Collateral to be returned to Customer shall be transferred from the applicable Special Custody Account to an account of Customer at Custodian.

                  (f) Accounts and Records. Custodian shall maintain accounts and records for the Collateral in each Special Custody Account to the extent necessary to comply with and as more fully described in Sections 2(c) and 5(a). Custodian confirms and agrees that it will make entries in its books of account showing Broker's first and prior Security Interest in the Collateral.

                  (g) Tax Reporting. Customer, Custodian and Broker agree that all items of income, gain, expense and loss recognized in any Special Custody Account shall be reported by Broker to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Customer.

                  3. ORIGINAL AND VARIATION MARGIN ON SHORT SALES

                  (a) Short Sales. From time to time, Customer may place orders with Broker for the short sale of securities. Prior to the acceptance of such orders, Broker will Advise Customer of Broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same.

                  (b) Open Short Sales Balance. Broker shall, based on the closing market price on each business day, compute the aggregate net credit or debit balance on Customer's open short sales and Advise Customer by 11:00 A.M.

New York time on the next business day (each a "Determination Day") of the amount of the net debit or credit, as the case may be. If Broker has provided such Advice to Customer, Customer will cause Collateral (other than cash) in an amount equal to such net debit balance to be paid to the Special Custody Account by the close of business on such Determination Day (it being understood that the market value of all Collateral shall be determined by Broker in its sole discretion). If a net credit balance exists on a Determination Day, Broker will pay such credit balance to Customer by the close of business on such Determination Day. As Customer's open short positions are marked to market each business day, payments will be made by or to Customer to reflect changes (if any) in the credit or debit balances. To the extent payments are not made as aforesaid, Broker will charge interest on debit balances and pay interest on credit balances. Balances will be appropriately adjusted when short sales are closed out.

                  4. PLACING ORDERS

                  It is understood and agreed that Customer, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short", and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long". Any sell order which Customer shall designate as being for long account as above provided is for securities then owned by Customer and, if such securities are not then deliverable by Broker from any account of Customer, the placing of such order shall constitute a representation by Customer that it is impracticable for Customer then to deliver such securities to Broker but that Customer shall deliver them by the settlement date or as soon as possible thereafter (but, in any event, on or before the day required for delivery by applicable law).

                  5. CERTAIN RIGHTS AND DUTIES OF CUSTODIAN

                  (a) Generally. Custodian shall receive and hold in each Special Custody Account, as agent of and Custodian for Broker and upon the terms of this Agreement, all Collateral required (as Advised by Broker or Instructed by Customer) to be deposited into such Special Custody Account and, except as provided in Section 5(b), shall receive and hold all monies and other property paid, distributed or substituted in respect of such Collateral or realized on the sale or other disposition of such Collateral; provided, however, that Custodian shall have no duty to require any money or securities to be delivered to it or to determine that the amount and form of assets delivered to it comply with any applicable requirements. Custodian may hold the Securities in each Special Custody Account in bearer, nominee, book entry, Securities Entitlement or other form and in depository or clearing corporation, with or without indicating that the Securities are held hereunder; provided, however, that all Securities and other Collateral held in the Special Custody Account shall be identified on Custodian's records as subject to this Agreement and Broker's first and prior Security Interest therein and shall be in a form that permits transfer without additional authorization or consent of Customer.

                  (b) Dividends and Interest. Any dividends or interest paid with respect to the Collateral held in any Special Custody Account shall, when collected, be paid by Custodian to Customer or Customer's designee; provided that, upon Advice of Broker to Custodian that a Default has occurred and is continuing (and so long as Broker shall not have Advised Custodian that such Default is no longer continuing), Custodian shall apply such dividends and interest in accordance with the Advice from time to time of Broker to Custodian.

                  (c) Security Interest.  Except as otherwise  specified in this
Agreement,   Custodian  shall  have  no  responsibility   for  the  validity  or
enforceability of the Security Interest.

                  (d) Limitation of Custodian's Liability. Custodian's duties and responsibilities are set forth in this Agreement. Custodian shall act only upon receipt of Advice from Broker regarding release or substitution of Collateral. Custodian shall not be liable or responsible for anything done, or omitted to be done, by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any Advice, notice, Instruction or other communication which it reasonably believes to be genuine and authorized. As between Custodian and Broker, Broker shall indemnify and hold Custodian harmless with regard to any losses or liabilities of Custodian (including reasonable counsel fees) imposed on or incurred by Custodian arising out of any action or omission of Custodian in accordance with any notice or Instruction of Broker under this Agreement, except for losses or liabilities arising out of Custodian's negligence, recklessness or willful misconduct. In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulation T of the Board of Governors of the Federal Reserve System and the other Margin Rules, or with any rules or regulations of the OCC. Custodian shall not be liable to any party for any acts or omissions of the other parties to this Agreement.

                  (e) Compensation. Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Custodian.

                  6. DEFAULT

                  In the event (each a "Default") of (i) failure by Customer to maintain Adequate Margin in respect of any Secured Obligation as herein provided, or (ii) failure by Customer to make any payment hereunder or under the Customer Agreement when due (including, upon demand by Broker, payment of any losses sustained by Broker as may occur under circumstances contemplated in
Section 3 above), or (iii) failure by Customer or Custodian to timely comply with any obligation on Customer's or Custodian's part to be performed or observed under this Agreement or the Customer Agreement or (iv) failure of any representation or warranty of Customer or Custodian hereunder to be accurate in any material respect or (v) Customer's or Custodian's Insolvency, then, upon any such Default, Broker shall have the right to (1) effect a Closing Transaction or a buy-in of any Securities of which Customer's account may be short, (2) cause such Special Custody Account to be re-registered in Broker's own name or transfer such Special Custody Account to another Securities Intermediary in Broker's sole name, (3) remove any Collateral from such Special Custody Account and register such Collateral in Broker's name or in the name of Broker's, Securities Intermediary, agent or nominee or any of their nominees, (4) exercise any voting, conversion, registration, purchase or other Rights of a holder of any Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Collateral and shall constitute a Secured Obligation hereunder, (5) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments, and (6) exercise any and all rights and remedies provided under the Customer Agreement, the NYUCC, Revised Article 8 and Revised Article 9 or otherwise available under applicable law. Upon Advice from Broker (stating that, pursuant to this Agreement, the condition precedent to Broker's right to receive Collateral (including without limitation all Proceeds thereof) free of payment has occurred), Custodian shall deliver such Collateral free of payment to Broker. Custodian will provide prompt telephone notice to Customer of any receipt by Custodian of Advice from Broker to deliver Collateral free of payment, and shall promptly effect delivery of Collateral to Broker. Each sale or purchase of Collateral may be made according to Broker's judgment and may be made at Broker's discretion, on the principal exchange or other market for such Collateral, or in the event such principal market is closed, in a manner commercially reasonable for such. Until there is a Default, the Broker shall not sell or advise the Custodian to sell any Securities held in the Special Custody Account.

                  7.       LIMITATION OF BROKER LIABILITY TO CUSTOMER

                  Broker shall not be liable to Customer for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's negligence, willful misconduct or bad faith. Notwithstanding anything set forth in this Agreement, Broker shall not be liable for any losses caused directly or indirectly by any inability of Broker to perform occasioned by suspension of trading, wars, civil disturbances, strikes, natural calamities, labor or material shortages, government restrictions, acts or omissions of exchanges, specialists, markets, clearance organizations or information providers, delays in mails, delays or inaccuracies in the transmission of orders or information, governmental, exchange or self-regulatory organization laws, rules or actions, or any other causes beyond Broker's control, or for any consequential, incidental, punitive, special or indirect damages, economic loss or lost profits, even if Broker is advised of the possibility of such damages or loss.

                  8.       CUSTOMER REPRESENTATIONS, ETC.

                  Customer represents, warrants, covenants and agrees that:

                  (a) Customer is and at all times during the life of this Agreement will be the lawful legal or beneficial owner of the Collateral, in each case (i) with full power and authority (including, without limitation, to sell, transfer, assign, convey, contribute or otherwise dispose of the

Collateral, subject to the Security Interest (including, without limitation, to grant the Security Interest to Broker and to bestow upon Broker all the rights and remedies thereunto appertaining under applicable law or pursuant to this Agreement), and otherwise to deal (in accordance with this Agreement and the Customer Agreement) with, the Special Custody Accounts and the cash and the other assets, properties, rights and items from time to time constituting, or purporting to constitute, Collateral and (ii) free of any and all Rights whatsoever (other than the Security Interest).

                  (b) The Collateral is and will be freely transferable and assignable, and no portion of the Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision, declaration of trust or other contractual restriction of any nature which might prohibit, impair, delay or otherwise affect the pledge of the Collateral hereunder, or the sale or disposition of the Collateral pursuant hereto after the exercise by Broker of its rights and remedies hereunder.

                  (c) This Agreement constitutes the legal, valid and binding obligation of Customer, enforceable against Customer in accordance with its terms, subject to applicable bankruptcy reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and applicable principles.

                  (d) Broker has, and will have, a valid and enforceable perfected first-priority lien on and security interest in the Collateral, securing the Secured Obligations. Customer has taken and shall continue to take all steps to insure that each Special Custody Account is, and will at all times remain under the Control of Broker.

                  (e) The execution, delivery and performance of this Agreement and the Customer Agreement, the grant of the Security Interest hereunder and the consummation of the transactions contemplated hereby or thereby do not and will not (i) violate any law, rule, regulation, judgment, writ, injunction or order of any court or governmental authority, in each case applicable to Customer;
(ii) violate or result in the breach of or default under the charter, bylaws or other organic documents of Customer, or any other agreement to which Customer is a party or by which any of its properties or the Collateral are bound, or (iii) violate any restriction on the transfer of any of the Collateral.

                  (f) No consent, approval, license, permit or authorization of any Person or any governmental authority is requested or required for the valid execution, delivery and performance of this Agreement and the Customer Agreement, the creation and perfection of the Security Interest or the valid and effective exercise by Broker of the Rights available to it under this Agreement, the Customer Agreement or at law.

                  (g) Customer shall take all steps requested by Broker to secure for Broker, its successors and assigns the benefits of this Agreement, including such steps as may be reasonably requested by Broker to perfect the security interests contemplated by this Agreement, including, whether or not a Default has occurred, endorsing and delivering checks, notes and other instruments for the payment of money in the name and on behalf of Customer, endorsing and delivering Securities certificates in the name and on behalf of Customer, executing and delivering in the name and on behalf of Customer Instructions to the issuers of Uncertificated Securities and executing and filing in the name and on behalf of Customer financing statements and continuations and amendments to financing statements in any State of the United States and Forms 4, 5, 144 and Schedules 13D and 13G with the United States Securities and Exchange Commission. If Customer fails to perform any act required by this Agreement, Broker may perform such act in the name and on behalf of Customer, at Customer's expense, which shall be chargeable to Customer and shall constitute a Secured Obligation.

                  (h) Customer shall not, without the written consent of Broker, take any action in respect of the Collateral if such action would require the release of, or would adversely affect, any Collateral, the Security Interest therein or Broker's rights with respect thereto.

                  9. TERMINATION

                  (a) Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that (i) the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall not be affected by such termination until the release of such Collateral pursuant to applicable law or regulations or rules of any self regulatory organization to which Broker is subject; (ii) Customer shall not be entitled to terminate this Agreement unless and until Customer shall have indefeasibly paid in full in cash to Broker all Secured Obligations then outstanding; and (iii) Custodian shall not be entitled to terminate this Agreement unless and to the extent that, immediately before such termination,
(A) Customer shall have also been entitled to terminate this Agreement in accordance with clause (ii) above or (B) the Collateral shall have been transferred to Broker or its designee, and Broker shall continue to have a valid and enforceable perfected first-priority lien and Security interest in the Collateral.

                  (b) The Security Interest shall terminate (i) with respect to Collateral released or paid pursuant to this Agreement, upon such release or payment; and (ii) in any other case, upon the indefeasible payment in full in cash to Broker of all Secured Obligations then outstanding. Any Collateral in which the Security Interest shall have terminated in accordance with the preceding sentence shall be transferred to Customer or its designee.

                  10. NOTICES

                  Written communications hereunder shall be telegraphed, sent by facsimile transmission or hand delivered as required herein, or when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, in each case addressed (and oral communications shall be directed to the following telephone numbers):

                  (a)      if to Custodian, to:
                                                Custodial Trust Company
                                                101 Carnegie Center
                                                Princeton, NJ 08540-6231
                           Attention:           Kevin Darmody
                           Telephone:           609-951-2320
                           Facsimile:           609-951-2327


                  (b)      if to Customer, to:
                                                Hillview  Investment  Trust/II
                                                700  The  Times Bldg.
                                                Suburban Square
                                                Ardmore, PA 19003
                           Attention:           Joseph A. Bracken
                           Telephone:           484-708-4720
                           Facsimile:           484-708-4733

                  (c)      if to Broker, to:    Bear, Stearns Securities Corp.
                                                383   Madison   Avenue
                                                New York, NY 10179
                           Attention:           General Counsel
                           Telephone:           212-272-2000
                           Facsimile:           212-272-3099

or, in the case of each party hereto, such other address as such party shall notify to the other parties hereto in accordance with this section 10.

                  11. GOVERNING LAW; JURISDICTION

                  (a) This agreement (including, without limitation, the creation, validity, perfection and priority of the Security Interest) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. In furtherance of the foregoing, Broker, Customer and Custodian agree that, for all purposes of this Agreement (including for purposes of Rev. ss.ss. 9-103(6)(e) and 8-110), Custodian is the Securities Intermediary, and the State of New York is the Securities Intermediary's jurisdiction.

                  (b) Each of Broker, Custodian and Customer hereby consents (i)
to the jurisdiction of the courts of the State of New York sitting in New York City and the courts of the United States of America for the Southern District of New York; and (ii) that any suit, action, proceeding or dispute that may arise from time to time out of or in connection with this Agreement or any and all of the Collateral may be brought, or initiated and settled in such courts. Each of Broker, Custodian and Customer waives any objection that it may now or hereafter have to the venue of any such suit, action, proceeding or settlement in any such court, or that such suit, proceeding or settlement was brought in an inconvenient forum, and agrees not to plead or claim the same. Each of Custodian and Customer authorizes the service of process on itself by registered or certified mail or courier service c/o its address referred to in section 10.

                  (c) To the maximum extent permitted by applicable law, each of Broker, Customer and Custodian irrevocably waives all right to trial by jury in any suit, action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or related to this Agreement or any and all of the Collateral.

                  12. THIS AGREEMENT CONTROLS

                  Notwithstanding anything to the contrary set forth in the Customer Agreement, in the event of any inconsistency between this Agreement and the Customer Agreement, the terms of this Agreement shall prevail.

                  13.      COUNTERPARTS

                  This Agreement may be executed in any number of counterparts and shall become effective at such time as counterparts executed by all of the parties to this Agreement have been delivered. Each copy of this Agreement that includes counterparts executed by each party to this Agreement shall be an original hereof.

                  14.      CAPTIONS/HEADINGS

                  The captions and headings preceding the text of each section herein shall be disregarded in connection with the interpretation of this Agreement.

                  15. LIMITATION OF LIABILITY

                  To the extent that the trustees of Hillview Investment Trust II are regarded as entering into this Agreement, they do so only as trustees thereof and not individually. The obligations under this Agreement shall not be binding upon any trustee, officer or employee of Hillview Investment Trust II individually, or upon any holder of shares issued by Hillview Investment Trust II individually, but shall be binding only upon the assets and property of Hillview/REMS Leveraged REIT Fund. Such trustees, officers, employees and holders, when acting in such capacities, shall not be personally liable under this Agreement, and Bear Stearns shall look solely to the assets and property of Hillview/REMS Leveraged REIT Fund for the performance of this Agreement thereby and for the payment of any claim against Hillview/REMS Leveraged REIT Fund pertaining to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

18




HILLVIEW INVESTMENT TRUST II,
solely on behalf of
Hillview/REMS Leveraged REIT Fund

By: /s/David M. Spungen
    ------------------------------
       Name: David M. Spungen
       Title: President


CUSTODIAL TRUST COMPANY

By: /s/_____________
       Name:
       Title:


BEAR, STEARNS SECURITIES CORP.

By: /s/_____________
      Name:
       Title: